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                                                                   EXHIBIT 10.45



                           REVOLVING LOAN AGREEMENT

                           DATED AS OF MARCH 4, 1999

                                     AMONG

                                 COMERICA BANK

                                      AND

                       CAPITAL AUTOMOTIVE, L.P., ET AL.



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     THIS REVOLVING LOAN AGREEMENT is made as of the 4th day of March, 1999, by and among Capital Automotive, L.P., a Delaware limited partnership ("CALP"), CAR GR1 L.P., CAR Alexander L.P., CAR MOT II L.L.C., and CAR MOT L.L.C. and such additional entities as shall execute a Joinder Agreement in form attached as Exhibit A (all of the foregoing entities, including CALP and such additional entities as hereafter execute a Joinder Agreement, being collectively identified as "Companies" and individually as a "Company") and COMERICA BANK, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                               R E C I T A L S:

     NOW, THEREFORE, Bank and Companies agree as follows:

                             W I T N E S S E T H:

1.   DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     1.1  "Adjusted Net Worth" shall mean, as of any date, the
stockholders' equity of the REIT and its Consolidated Subsidiaries as determined in accordance with GAAP plus, to the extent not included in stockholders'
                        ----
equity, the minority interest held in CALP, minus, to the extent included in
                                            -----
stockholder's equity, all amounts owing to the REIT from its stockholders or other Affiliates other than amounts which Bank reasonably determines may be included in the calculation of stockholders' equity, minus the REIT's
                                                     -----
Consolidated intangible assets, including, without limit, goodwill, trademarks, tradenames, mailing lists, catalogs, bond discount and underwriting expenses, organization expenses, patents, licenses and similarly classified assets, plus
                                                                          ----
the REIT's Consolidated Subordinated Debt.

     1.2 "Advance" shall mean a borrowing requested by any Company and made by Bank under Section 2.3 of this Agreement.

     1.3  "Affiliate" shall mean, with respect to any Person, any other
Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a Person for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities or other equity interest having ordinary voting power for the election/appointment of directors general partners/managers of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other voting equity interests, by contract or otherwise.

     1.4 "Agreement" shall mean this Revolving Loan Agreement as the same may hereafter be amended, modified or restated from time to time.

     1.5  "Applicable Interest Rate" shall mean the LIBOR-based Rate.  If the LIBOR-based Rate is not available as later set forth in this Agreement, then the Prime-based Rate shall be the Applicable Interest Rate, provided, further, that if the Prime-based Rate is not available as later provided, then the Base Rate shall be the Applicable Interest Rate.
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     1.6    "Appraisal" shall mean an MAI appraisal of a Property, by an appraiser and in form satisfactory to Bank.

     1.7 "Appraised Value" shall mean the value of a Property determined under an appraisal prepared by an appraiser acceptable to Bank, which value is accepted by Bank's in-house appraiser.

     1.8 "Base Rate" shall mean for any calendar day a rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus one percent (1%).

     1.9 "Borrowing Base " shall mean an amount equal to the Mortgaged Property Values plus the Nonmortgaged Property Values, subject to the following
                ----
limitations:

            a. Any Mortgaged Properties that constitute a portion of the Borrowing Base (i) for more than 365 consecutive days shall be valued at the lesser of (A) 50% of the Cost or (B) 50% of Appraised Value, or (ii) for more than 730 consecutive days shall be valued at $0.

            b. Any Property on which the lease is in default beyond the lesser of (i) thirty (30) days for a material payment default, including by way of illustration and not limitation, failure to pay rent, property taxes insurance premiums or (ii) sixty (60) days for all other material defaults, shall be valued at $0.

            c. Not more than 10% of the Borrowing Base may consist of miscellaneous parcels used in connection with the operation of an automobile dealership; all other Properties in the Borrowing Base must be new automobile vehicle sales and service facilities.

            d. The Borrowing Base value of Properties acquired from a Dealership Group will not exceed $17,500,000.

            e. If and when the Indebtedness exceeds $25,000,000, the Nonmortgaged Properties Value shall not be included in the Borrowing Base.

            f. In no event shall the Borrowing Base exceed the lesser of (i) 85% of the Cost, or (ii) 85% of the Appraised Value of the Mortgaged Properties.

For purposes of determining/calculating the Borrowing Base, examples of such calculation are annexed hereto as Exhibit 1.9.

     1.10   Borrowing Base Certificate" shall mean the certificate referenced in
Section 7.1.d of this Agreement in the form annexed hereto as Exhibit 1.10 .

     1.11 "Business Day" shall mean any day, other than a Saturday, Sunday or holiday, during which Bank is open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and, in respect of notices and determinations relating to the LIBOR-based Rate, also a day on which transactions in the interbank eurodollar market are conducted.

     1.12 "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is, or is required to be accounted for as a

                                    PAGE 2
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capital lease on the balance sheet of such Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.


     1.13 "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) REIT and its Consolidated Subsidiaries, mean the accounts of REIT and its Consolidated Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP and consistent with the financial statements, if any, as at and for the fiscal year ended December 31, 1998.

     1.14 "Cost" shall mean the actual gross cost of a Property, including closing costs, transfer taxes, recording fees, sales commissions and other costs customarily incurred in connection with the acquisition of a Property.

     1.15   "Current Liabilities" shall mean current liabilities as
determined in accordance with GAAP plus, to the extent not included in current liabilities as determined in accordance with GAAP, all amounts owing by the
                                                   ---
Companies to Bank under the Revolving Credit.

     1.16 "Dealership Group" shall mean an entity or its Affiliates that owned, prior to acquisition by a Company, a Property and which operates the automobile dealership on such Property, together with all Affiliates of such entity.

     1.17 "Debt to Adjusted Net Worth Ratio" shall mean, at the date of determination, the ratio, expressed as a fraction, the numerator of which is Debt and the denominator of which is Adjusted Net Worth.

     1.18 "Debt Service Coverage Ratio" shall mean, at the date of determination, the ratio, expressed as a fraction, the numerator of which is EBITDA and the denominator of which is the current portion of long term debt amortization plus interest expense for the four (4) preceding fiscal quarters.

     1.19 "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP plus certain contingent liabilities that would not be classified as liabilities in accordance with GAAP but are to be considered Debt under this Agreement pursuant to the written determination of Bank in the reasonable exercise of its discretion.

      1.20 "EBITDA" shall mean, as of any date of determination, the sum of the Net Income of REIT and its Consolidated Subsidiaries, for the four (4) preceding fiscal quarters ending on such date of determination, plus, to the extent deducted in computation of such Consolidated Net Income, (i) income taxes for that period, (ii) interest expense for that period and (iii) depreciation and amortization expense for that period, in each case determined in accordance with GAAP.

     1.21 "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of the environment or any hazardous or toxic substances of any nature. These Environmental Laws shall include but not be limited to the

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Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean
Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Federal Superfund Amendments and Reauthorization Act of 1986.

     1.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

     1.23 "Eurodollar Lending Office" shall mean Bank's office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as Bank may hereafter designate as its Eurodollar Lending Office by notice to Companies.

     1.24 "Event of Default" shall mean any of the Events of Default specified in Section 10 of this Agreement following notice and opportunity to cure such default provided in Section 10, if any.

     1.25 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three federal funds brokers of recognized standing selected by Bank.

     1.26 "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied, as in effect from time to time.

     1.27 "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of Companies to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Companies to Bank arising under or in connection with the Loan Documents, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

     1.28 "Interest Period" shall mean a period of one (1) month, two (2) months or three (3) months as selected by Companies in accordance with Section 2.3b of this Agreement, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that as to an Interest Period with respect to a LIBOR Advance, if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month.

     1.29 "LIBOR Advance" shall mean an Advance which bears interest at the LIBOR-based Rate.

     1.30   "LIBOR-based Rate" shall mean the LIBOR Rate plus the LIBOR
Margin.

     1.31 "LIBOR Margin" shall mean one and seventy five hundredths (1.75%) percent per annum.

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     1.32   "LIBOR Rate" shall mean the British Banker's Association ("BBA")
interest settlement rate based on an average of rates quoted by BBA designated banks as being, in BBA's view the offered rate at which deposits in U.S. Dollars are being quoted to prime banks in the London interbank market at 11:00 a.m. (London Time) two (2) Business Days prior to the day with respect to which the LIBOR Rate is being determined, for one (1) month, two (2) month or three (3) month deposits, as applicable, in amount equal or comparable to the applicable LIBOR Advance, as such rates are determined by the BBA, as reported by "The Bloomberg Financial Markets, Commodities and News" financial reporting service. The LIBOR Rate shall be rounded to 4 decimal places.

     1.33 Loan Documents" shall mean collectively, this Agreement, the Note required by Section 2.1 and any other instruments or agreements executed at any time pursuant to or in connection with any such documents.

     1.34 "Mortgage" shall mean a mortgage, deed of trust or similar instrument and/or an assignment of leases and rents which creates or purports to create a lien, encumbrance and/or security interest in a Property and the rents thereof in favor of Bank upon execution by a Company and delivery to Bank.

      1.35  "Mortgaged Property" shall mean a Property on which:

            a. A Company has granted to Bank a Mortgage securing all or a portion of the Indebtedness that is a first priority lien on the Property and which Mortgage is or is to be recorded or filed in the appropriate governmental office to provide record notice of Bank's lien in the property; and

            b. Bank has received an ALTA title policy without standard exceptions, issued by a title company satisfactory to Bank, insuring the Mortgage to be a first priority lien on the Property, subject only to such exceptions as Bank shall approve in writing, in the amount of the Advance attributable to the Property encumbered by such Mortgage.

     1.36 "Mortgaged Property Values" shall mean the lesser of (i) 60% of the Cost or (ii) 60% of the Appraised Value of the Mortgaged Properties.

     1.37 "Net Income" shall mean the net income (or loss) of REIT and its Consolidated Subsidiaries for any period determined in accordance with GAAP on a Consolidated basis.

     1.38 "Nonmortgaged Property" shall mean a Property that is identified by a Company as part of the Borrowing Base, and which is not a Mortgaged Property because the recording of the Bank's Mortgage is to be deferred, pursuant to Section 5.2.a. of this Agreement below, but otherwise meets the conditions of being a Mortgaged Property except that the title commitment referenced in Section 1.46 a.vi is permitted in lieu of the title policy referenced in Section 1.35 b.

     1.39 "Nonmortgaged Property Values" shall mean the lesser of (i) 50% of the Cost, or (ii) 50% of the Appraised Value of the Nonmortgaged Properties.

     1.40 "Note" or "Revolving Credit Note" shall mean the Revolving Credit Note executed by the Companies pursuant to this Agreement.

     1.41   "Permitted Liens" shall mean with respect to any Property:

                                    PAGE 5
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            a.   liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person as may be required by GAAP;

            b. easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business operated on the Property;

            c. exceptions to the title of Properties approved by Bank in writing; or

            d. leasehold mortgages that only encumber or attach to the leasehold interest of the tenant of a Property.

     1.42 "Person" or "person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

     1.43 "Prime-based Rate" shall mean the Prime Rate minus three quarters of one (.75%) percent per annum.

     1.44 "Prime Rate" shall mean the per annum interest established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

     1.45 "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     1.46 "Property" shall mean a parcel of real estate as to which all of the following conditions have been satisfied:

            a. Bank has received the following, each dated not later than the first Advances of the Revolving Credit in connection with such property, prepared by a company acceptable to Bank, and in form and substance satisfactory to Bank:

                 i.   an Appraisal;

                 ii.  a Phase I Environmental Report;

                 iii. an ALTA survey conforming to Bank's standard survey requirements annexed hereto as Exhibit "1.46";

                 iv. Property and liability insurance, showing Bank as a mortgagee and additional insured, respectively, and under which Bank will be provided 30 calendar days notice of cancellation or material modification of coverage;

                 v.   copies of all leases and subleases;

                 vi. a commitment for an ALTA mortgagee's policy, without standard exceptions if the Property is a Mortgaged Property and, if the Property is a Nonmortgaged Property, a copy of an ALTA commitment for an owner's policy of title insurance without standard

                                    PAGE 6
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exceptions;

                 vii. an executed Mortgage;

            b. it is improved as an automotive dealership operated by a new vehicle franchised dealer;

            c. it is owned by a Company and has been leased to a franchised new vehicle automotive dealer or an affiliate of such dealer;

            d. The lease of the Property is for a term of at least eight (8) years and is satisfactory to Bank as to form, substance and detail;

            e. The tenant under the lease has signed a Subordination Agreement and Estoppel Certificate satisfactory to Bank;

            f. The lease of the Property satisfies CALP's general internal leasing policies, as they may be modified from time to time; and

            g.  that is acceptable to Bank for inclusion in the Borrowing Base.

     1.47 "REIT" shall mean Capital Automotive REIT, a real estate investment trust formed under the laws of the State of Maryland.

     1.48 "Request for Advance" shall mean a form Request for Advance issued by a Company under this Agreement in the form annexed to this Agreement as Exhibit "1.48".

     1.49 "Revolving Credit" shall mean the revolving credit facility described in Section 2 of this Agreement.

     1.50 "Revolving Credit Commitment Amount" shall mean Fifty Million ($50,000,000) Dollars.

     1.51 "Revolving Credit Maturity Date" shall mean three (3) years from the date of this Agreement.

     1.52 "Subordinated Debt" shall mean Debt of any Person which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Bank.

     1.53 "Subsidiary" shall mean a corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or other equity interests is owned by a Company, either directly or indirectly, through one or more intermediaries.

     1.54 "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code in effect in the State of Michigan from time to time.

2.   THE INDEBTEDNESS: REVOLVING CREDIT

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     2.1    Subject to the terms and conditions of this Agreement and provided no Event of Default then exists, Bank agrees to make Advances to Companies from time to time from the effective date hereof until the Maturity Date. Advances of the Revolving Credit outstanding at any time shall not, in the aggregate, exceed the lesser of the Borrowing Base or the Revolving Credit Commitment Amount. All of the Advances under the Revolving Credit shall be evidenced by the Revolving Credit Note under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

     2.2 The Revolving Credit Note shall mature on the Revolving Credit Maturity Date. Each time a Company executes a Joinder Agreement, at Bank's request all Companies shall execute a replacement Revolving Credit Note consistent with this Agreement which replacement Note shall be delivered to Bank concurrently with cancellation of the prior Note. Each Advance from time to time outstanding under the Revolving Credit Note shall bear interest at the Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, and the amount and date of any repayment shall be noted on Bank's records, which records will be conclusive evidence thereof absent manifest error.

     2.3 Companies may request an Advance under the Revolving Credit upon the delivery to Bank at its address set forth in Section 11.5 of this Agreement of a Request for Advance executed by an authorized signatory of CALP subject to the following:

            a.   no Event of Default shall have occurred and be continuing;

            b. each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "1.48";

            c. each such Request for Advance shall be delivered to Bank by 11:00 a.m. (Detroit, Michigan time) on the proposed date of Advance;

            d. the requested Advance when combined with all outstanding Advances, will not exceed the lesser of the Borrowing Base or the Revolving Loan Commitment Amount;

            e. the principal amount of each Advance, plus the amount of any outstanding indebtedness to then be combined therewith having the same Applicable Interest Rate and Interest Period shall be at least One Million ($1,000,000.00) Dollars and if greater, in integral multiples of One Hundred Thousand ($100,000) Dollars;

            f. the proposed date of any refunding of any outstanding LIBOR Advance shall only be on the last day of the Interest Period applicable thereto;

            g. a Request for Advance, once delivered to Bank, shall not be revocable by Companies: and

            h. a Borrowing Base Certificate if required by Section 7.1d hereof.

Bank may, at its option, lend under this Section 2 upon the telefacsimile request of an authorized officer of a Company and, in the event Bank makes any such advance upon a telefacsimile request, the requesting officer shall, if so requested by Bank, mail to Bank, on the same day as such telephone

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request, a Request for Advance in the form attached as Exhibit "1.48". Companies hereby authorize Bank to disburse advances under this Section 2 pursuant to the telefacsimile instructions of any person purporting to be an authorized officer of CALP and Companies shall bear all risk of loss resulting from disbursements made upon any telefacsimile request. Each telefacsimile request for an Advance shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.

     2.4 Proceeds of Advances under the Revolving Credit Note shall be used solely for acquisition or financing of real properties and for working capital for Companies.

     2.5 The sum of the aggregate principal amount at any one time outstanding under the Revolving Credit Note shall never exceed the Borrowing Base. Companies shall immediately make all payments necessary to comply with this provision.

     2.6 Beginning sixty (60) days from the date hereof until the termination of this Agreement, Companies shall pay to Bank an unused facility fee equal to fifteen basis points (0.15%) per annum multiplied by the average unused Revolving Credit Commitment Amount for each month. The unused facility fee shall be payable monthly in arrears commencing June 1, 1999 and on the first day of each month thereafter and on the Revolving Credit Maturity Date and shall be computed on the basis of a year of 360 days and assessed for the actual number of days elapsed.

     2.7 Companies also agrees to pay to Bank a loan origination fee as set forth in a separate letter agreement between the Bank and Companies.

3.   INTEREST, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS.

     3.1 Advances under the Revolving Credit shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to the LIBOR-based Rate unless the LIBOR-based Rate is not available pursuant to sections 4.2 or 4.3 below. Interest for the preceding month shall be payable in arrears on the tenth (10th) calendar day of the following month. Notwithstanding the foregoing, from and after the occurrence of any Event of Default and solely during the continuation thereof, the Advances shall bear interest, payable on demand, at a rate per annum equal to three percent (3%) above the rate which would otherwise be applicable under this Section 3.1. Interest on all Advances shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The interest rate with respect to any Advance that accrues interest at either the Prime-based Rate or the Base Rate shall change on the effective date of any change in the Prime-based Rate or the Base Rate.

4.   SPECIAL PROVISIONS, CHANGES IN CIRCUMSTANCES AND YIELD PROTECTION.

     4.1 For any Interest Period for which the Applicable Interest Rate is the LIBOR-based Rate, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying the relevant Advance or portion of the Revolving Credit on the books of such Eurodollar Lending Office.

     4.2 If Bank reasonably determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not

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being offered to the Bank for such Interest Period, then Bank shall forthwith give notice thereof to the Companies. Thereafter, until Bank notifies Companies that such circumstances no longer exist, the obligation of Bank to make LIBOR-based Advances shall be suspended, and all Advances shall bear interest at the Prime-based Rate, and if the Prime-based Rate is not available, then at the Base Rate.

     4.3 If, after the date hereof, the introduction or implementation of, or any change in, any applicable law, rule or regulation, or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to honor its obligations hereunder to make or maintain any Advance or the Indebtedness at the LIBOR-based Rate, Bank shall forthwith give notice thereof to Companies. Thereafter (a) the obligation of Bank to make LIBOR-based Advances and the right of Companies to refund an Advance as a LIBOR-based Advance and to elect the LIBOR-based Rate shall be suspended, and thereafter the Applicable Interest Rate shall be that rate which remains available, and (b) if Bank may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period.

     4.4 If the adoption or implementation after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

            a. shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to any Advance or the Revolving Credit Note or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any Advance or the Revolving Credit Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by any jurisdiction in which Bank is organized or engaged in business); or

            b. shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any Advance or the Note;

            c. and the result of any of the foregoing is to increase the costs to Bank of maintaining any part of the Indebtedness or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Revolving Credit Note by an amount deemed by the Bank to be material, then Bank shall promptly notify Companies of such fact and demand compensation therefor and, within fifteen days after demand by Bank, Companies agree to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Companies of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Section
4.4. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct save for manifest error. Bank agrees that, as promptly as practical after it becomes aware of the occurrence of any event or the existence of a condition that will cause Bank to be entitled to compensation under this Section 4.4, it will, to the extent not inconsistent with Bank's internal policies, use reasonable efforts to make, fund or maintain any affected LIBOR-based Advance through another lending office of Bank if as a result thereof the additional monies which would otherwise be required to be paid in respect of such LIBOR-based Advance would be materially reduced and if, as determined by Bank in its reasonable discretion, the making, funding or maintaining of such LIBOR-based Advance through such other lending office would not materially adversely affect such Advance or portion of a loan or Bank. Companies shall pay all reasonable expenses incurred by Bank in utilizing another lending office pursuant to this Section 4.4.

          4.5 In the event that at any time after the date of this Agreement any change in law such as described in Section 4.4 hereof shall, in the reasonable opinion of Bank, require that the credit provided under this Agreement be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by Bank or any corporation controlling Bank and such change has or would have the effect of reducing the rate of return on Bank's or Bank's parent corporation's capital or assets as a consequence of the Bank's obligations hereunder to a level below that which Bank or Bank's parent corporation would have achieved but for such change, then Bank shall notify Companies and demand compensation therefor and, within fifteen days after demand by Bank, Companies agree to pay to Bank such additional amount or amounts as will compensate Bank for such reduction. Bank will promptly notify Companies of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Section 4.5. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct save for manifest error.

            4.6 If, as to any outstanding LIBOR-based Advance, Bank shall not timely receive a Request for Advance in accordance with Section 2.3b hereof requesting the refunding of such Advance as a LIBOR-based Advance and establishing the Interest Period with respect thereto, the principal amount of such Advance which is not then repaid shall automatically on the last day of the Interest Period applicable thereto be deemed a LIBOR-based Advance having an Interest Period of one (1) month, subject in all respects to the terms and conditions of this Agreement. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank's rights or remedies upon the occurrence of any Event of Default.

            4.7 Companies may prepay all or part of the outstanding balance of any LIBOR-based Advance as to which the Interest Period is one (1) month, any Prime-based Advance or Base-Rate Advance at any time. Companies may prepay all or part of any other LIBOR-based Advance as to which the Interest Period is either two (2) or (3) months on the last day of the Interest Period applicable thereto, provided that with respect to any partial prepayment of such LIBOR-based Advance (i) the aggregate balance of the unpaid LIBOR-based Advances having the same Interest Period outstanding after such prepayment shall be at least Five Hundred Thousand and 00/100 ($500,000.00) Dollars plus, with respect to any portion of the aggregate balance of LIBOR-based Advances having the same Interest Period which is in excess of Five Hundred Thousand and 00/100 ($500,000.00) Dollars, such amount shall be in integral multiples of One Hundred Thousand and 00/100 ($100,000.00) Dollars, and (ii) the unpaid portion of such LIBOR-based Advance which is refunded or converted shall be subject to the limitations set forth in this Agreement. Any prepayment made in accordance with this Section 4.7 shall be without premium or penalty. Any other prepayment shall be otherwise restricted by and subject to the terms of this Agreement.

            4.8  Subject to the definition of an "Interest Period" contained in
Section 1.28 hereof, in the event that any payment under the Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in the Note.

            4.9 If Companies make any payment of principal with respect to any LIBOR-based Advance which has an Interest Period of two (2) months or three (3) months on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Companies fail to borrow any LIBOR-based Advance after notice has been given by Companies to Bank in accordance with the terms of a Request for Advance given to Bank by Companies requesting such Advance, or if Companies fail to make any payment of principal or interest in respect of a LIBOR-based Advance when due, Companies shall reimburse Bank on demand for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by Companies to Bank may include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) less the LIBOR Margin (ii) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Calculation of any amounts payable to Bank under this Section 4.9 shall be made as though Bank shall have actually funded or committed to fund the relevant LIBOR-based Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any LIBOR-based Advance in any manner it deems appropriate and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this Section 4.9. Upon the written request of Companies, Bank shall deliver to Companies a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be presumed correct, absent manifest error.

5.        CONDITIONS

          5.1 Companies agree to furnish Bank prior to the initial borrowing under this Agreement, in form and substance to be satisfactory to Bank, with (i) certified copies of resolutions of the managers/general partners/directors of Companies evidencing approval of the borrowings and transactions contemplated hereunder; (ii) a certificate of good standing/fact/status from the state of each Company's organization and from the state(s) in which each of them is required to be qualified to do business; (iii) the certified copies of the articles of incorporation/articles of organization/limited partnership certificate of each of the Companies as filed in the state of such Companies' organization; (iv) the limited partnership certificate and limited partnership agreement of CALP; (v) the certified organizational documents of REIT conforming to clauses (i), (ii) and (iii) above; and (vi) such other documents and instruments as Bank may reasonably require. In each instance of a borrowing which includes a Company not previously a part of the Companies requesting borrowings under this Agreement, Companies shall furnish Bank the organizational documents of such new Company as required by the preceding sentence.

          5.2 As security for all indebtedness of Companies to Bank hereunder, Companies agree to furnish, execute and deliver to Bank, or cause to be furnished, executed and delivered to Bank, prior to or simultaneously with the initial borrowing hereunder, in form, substance and detail satisfactory to Bank and supported by appropriate resolutions in certified form authorizing same, the following:

          a. A Mortgage on each Property. For each Mortgage as to a NonMortgaged Property, such Mortgage may be recorded by Bank upon the earlier of
(i) an Event of Default or (ii) the Revolving Credit Maturity Date.

          b. At the Request of Companies, Bank will release Properties from the respective Mortgages subject to the following conditions:

               i. Companies shall have provided to Bank a Borrowing Base Certificate reflecting the release of the Property or the substitution of a new Property therefor;

               ii. Companies shall have paid to Bank an amount necessary in order to remain in conformance/compliance with the Borrowing Base Requirements, or shall have substituted sufficient new Properties to maintain such compliance;

               iii. No Event of Default shall exist unless such a release and coincident pay-down or substitution cures the Event of Default; and

               iv. All Properties operated by a Dealership Group must be released concurrently, unless Bank agrees otherwise.

          Upon a release of a Property, the released Property will no longer be deemed a Property under this Agreement, including for purposes of determining the Borrowing Base, and any Event of Default that relates solely to such Property shall be deemed cured.

          If a new Property is owned by a Person not yet a Company under this Agreement, then such Property shall not become a part of the Borrowing Base until that Person (i) becomes a Company by virtue of execution and delivery of a Joinder Agreement, (ii) delivery of a copy of its organizational documents as required by Section 5.1 hereof and (iii) provides for execution and delivery to Bank of an amendment to or replacement of the Note, as Bank may require.

          If, as a result of the release of any Property owned by a Company, the Borrowing Base no longer is comprised of any Properties owned by such Company, then such Company's liability under this Agreement, the Note and the Loan Documents shall cease except for its liability to Bank under Section 9, which liability to Bank shall continue as set forth in Section 9.

6.        REPRESENTATIONS AND WARRANTIES

          Each of the Companies represents and warrants, and, except for the warranties and representations contained in Sections 6.5, 6.10 and 6.11, such representations and warranties shall be deemed to be continuing representations and warranties during the entire term of this Agreement:

          6.1 It is an entity duly organized and existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in every jurisdiction in which such qualification is material to its business and operation or the ownership or lease of its properties; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Note and execution of a Mortgage by Companies are within its powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement, the Note, the Mortgage and the other Loan Documents, when issued and delivered, will be valid and binding in accordance with their terms;

          6.2 The execution, delivery and performance of this Agreement and any other Loan Documents, and the issuance of the Note and the Mortgage by Companies are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which any Company is a party or by which any Company is bound.

          6.3 No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of its officer general partners/managers is threatened against Companies the outcome of which could materially impair any of the Companies' financial condition or its or their ability to carry on its or their businesses, taken as a whole.

          6.4 There are no security interests in, liens, mortgages, or other encumbrances on any of the Properties, except in favor of the Bank or which are not Permitted Liens.

          6.5 None of the Companies nor any Subsidiary maintains or contributes to any employee pension benefit plan subject to ERISA at the date of this Agreement. There is no unfunded past service liability of the pension plan and there is no accumulated funding deficiency within the meaning of ERISA, or any existing material liability with respect to any pension plan owed to the Pension Benefit Guaranty Corporation ("PBGC") or any successor thereto, except any funding deficiency for which an application to the PBGC for waiver is pending or for which a waiver has been granted by the PBGC.

          6.6 The financial statements of REIT dated December 31, 1998, previously furnished Bank, are complete and correct in all material respects and fairly present the financial condition of REIT and its Consolidated Subsidiaries as of their respective dates; since December 31, 1998 there has been no material adverse change in the financial condition of any of the REIT and its Consolidated Subsidiaries; to the knowledge of its officers/general partners/managers, the REIT and its Consolidated Subsidiaries have no contingent obligations (including any liability for taxes) not disclosed by or reserved against in said financial statements and at the present time there are no material unrealized or anticipated losses from any present commitment of the REIT and its Consolidated Subsidiaries.

          6.7 All tax returns and tax reports of Companies required by law to have been filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Companies or any of their properties which are due and payable or which the failure to pay would materially adversely affect their business or the value of their property or assets (taken as a whole) have been paid. The charges, accruals and reserves on the books of Companies in respect of the federal income tax for all periods are adequate in the opinion of Companies.

          6.8 Each Company is, in the conduct of its respective business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to any of them, the enforcement of which, if such Company was not in compliance, would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole). Each Company has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of its business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole).

          6.9 None of the Companies is party to any material litigation or administrative proceeding nor, so far as is known by it, is any material litigation or administrative proceeding threatened against it or any other Company, which (A) asserts or alleges that any Company violated Environmental Laws, (B) asserts or alleges that any Company is required to clean up, remove, or take remedial or other response action due to the disposal, deposit, discharge, leak or other release of any hazardous substances or materials, or
(C) asserts or alleges that any Company is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, deposit, discharge, leak or other release of any hazardous substances or materials by any Company.

          6.10 To the best of its knowledge, after due inquiry, and except as otherwise previously disclosed in writing by Companies to Bank, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject any Company to material damages, penalties, injunctive relief or cleanup costs under any Environmental Law or which require or are likely to require material cleanup, removal, remedial action or other response pursuant to Environmental Law by any Company.

          6.11 None of the Companies is subject to any material judgment, decree, order or citation related to or arising out of Environmental Law and to the best of their knowledge, after due inquiry, except as otherwise previously disclosed in writing to the Bank, no Company has been named or listed as a potentially responsible party by any governmental body or agency in a material matter arising under any Environmental Law.

          6.12 Each of the Companies has all material permits, licenses and approvals required under applicable Environmental Laws.

          6.13 None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Companies is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

          6.14 Each Company has good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by it under the Loan Documents to which such Company is a party.

7.        AFFIRMATIVE COVENANTS

          Each of the Companies covenants and agrees that it will, so long as Bank may make any Advance under this Agreement, and thereafter so long as any Indebtedness remains outstanding under this Agreement to:

          7.1  Furnish Bank:

          a. prompt notification of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute an Event of Default under this Agreement, and promptly inform the Bank of any material adverse change in any of the Companies' financial condition;

          b. as soon as available and in any event within 5 days after the time required for filing, forms 10Q and 10K with the Securities and Exchange Commission;

          c. on a quarterly basis coincident with the timely filing of the forms 10Q and/or 10K, as the case may be, a report providing detailed information respecting each and every property owned, directly or indirectly, by REIT, CALP and/or Companies including, by property, the name of each tenant, whether such property is included within a group of properties acquired from a related seller or sellers, the appraised value of the property, whether the property is a Mortgaged Property or a Nonmortgaged Property, and other information as required by Bank, in form acceptable to Bank, certified by an officer/general partner/manager of REIT, CALP and/or each of the Companies;

          d. coincident with the Request for Advance for purposes of the Companies' acquisition of new Properties or the reduction of the principal portion of the Indebtedness, a Borrowing Base Certificate in the form annexed hereto as Exhibit "1.10"; and

          e. from time to time, such further information regarding the business affairs and financial condition of the Companies as the Bank may reasonably request.

          7.2 Pay and discharge, and/or cause its tenants to pay and discharge, all taxes and other governmental charges and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith and adequate reserves have been established therefor in accordance with GAAP.

          7.3 Maintain, and/or cause its tenants to maintain insurance coverage on the Properties and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Companies and Bank as their respective interests may appear; copies of all certificates of insurance, including all endorsements thereto and those required hereunder, to be deposited with Bank.

          7.4 Permit Bank, through its authorized attorneys, accountants, and representatives, to examine each Company's books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon written request of Bank, including, without limitation, collateral audits of Companies at the expense of Companies following an Event of Default and at Bank's expense at all other times.

          7.5  Intentionally Omitted.

          7.6 Furnish to the Bank concurrently with the delivery of each of the reports and forms 10Q or 10K, as applicable, required by Section 7.1b. hereof, a statement prepared and certified by any of the chief financial officer, chief executive officer, chief operating officer or treasurer of the consolidated Companies (a) setting forth all computations necessary to show compliance by Companies with the financial covenants contained in Sections 7.10 and 7.11 of this Agreement as of the date of such reports and/or forms, (b) stating that as of the date thereof to the signer's best knowledge after due inquiry, no condition or event which constitutes an Event of Default or which with the running of time and/or the giving of notice would constitute an Event of Default has occurred and is continuing, or if any such event or condition has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action taken with respect thereto taken or contemplated to be taken by Companies and (c) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination sufficient to assure that such certificate is accurate.

          7.7 Maintain in good standing, and cause each Subsidiary to maintain in good standing, all material, licenses required by the governmental authority having jurisdiction over such matters that may be necessary or required for a Company or any Subsidiary to carry on its general business objects and purposes.

          7.8 Comply, and cause each Subsidiary to comply, with all material requirements imposed by ERISA as presently in effect or hereafter promulgated including, but not limited to, the minimum funding requirements of the Pension Plans.

          7.9 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

               a. the termination of any Company's or any Subsidiary's Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

               b. the appointment of a trustee by a United States District Court to administer the Pension Plan;

               c. the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate any Company's or any Subsidiary's Pension Plan;

               d. the failure of any Company's or any Subsidiary's Pension Plan to satisfy the minimum funding requirements for any plan year as established in
Section 412 of the Internal Revenue Code of 1954, as amended;

               e. the withdrawal of any Company or any Subsidiary from a Pension Plan; or

           f.  a reportable event, within the meaning of Title IV of ERISA.

     7.10 Maintain, on a Consolidated basis as of the end of each fiscal year a Debt Service Coverage Ratio of not less than 1.50:1.00.

     7.11 Maintain on a Consolidated basis as of the end of each fiscal year a Debt to Adjusted Net Worth Ratio of not more than 1.4:1.00.

     7.12 Perform all acts reasonably necessary to ensure, in all material respects, that each Company and Subsidiary and any business in which any Company holds a substantial interest, and all customers, suppliers and vendors that are material to a Company's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of the Companies' systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. The Companies' shall, promptly upon request, provide to the Bank such certifications or other evidence of the Companies' compliance with the terms of this Section 7.12 as the Bank may from time to time reasonably require.

     7.13 Assure that all Companies shall be wholly owned, directly or indirectly, by CALP and/or REIT.

8.   NEGATIVE COVENANTS

     Each of the Companies covenants and agrees that, so long as Bank may make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement, it will not, without the prior written consent of Bank:

     8.1 Except for the Permitted Liens, affirmatively pledge or mortgage any Property, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except in favor of Bank.

     8.2 Materially alter the character of its businesses from that conducted as of the date of this Agreement.

     8.3 Enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to Companies as would be obtainable in a comparable arms-length transaction with a Person other than an Affiliate.

     8.4 Allow any fact, condition or event to occur or exist with respect to any employee pension and/or profit sharing plan of any of the Companies or any Subsidiaries, which shall constitute grounds for termination of such plan by the PBGC or for the appointment by a United States District Court of a trustee to administer any such plan.

9.   ENVIRONMENTAL PROVISIONS

                           REVOLVING LOAN AGREEMENT

     With respect to the Properties:

     9.1 Each of the Companies shall timely comply or cause its tenants to timely comply, in all material respects, with all applicable Environmental Laws.

           9.2 Each of the Companies shall provide to the Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a material circumstance or condition which requires or may require a substantial financial contribution by any of the Companies or a cleanup, removal, remedial action, or other response by or on the part of either of the Companies under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from any Company for an alleged violation of Environmental Laws.

           9.3 Each of the Companies shall promptly notify the Bank in writing as soon as it becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

           9.4 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Companies shall, at their sole expense, if reasonably requested by Bank, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to both Bank and Companies upon completion.

           9.5 At any time any of the Companies, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, it shall promptly provide the Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Companies will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to the Bank within 60 days following completion of the preliminary findings and conclusions.

           9.6 Each of the Companies hereby indemnifies, saves and holds the Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to any property owned, leased or operated by Companies, or due to any acts of either of the Companies, its officers, directors, shareholders, employees, consultants and/or representatives. In no event shall either of the Companies be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of gross negligence of the Bank, or its agents or employees.

           9.7 It is expressly understood and agreed that the indemnifications granted herein are intended to protect the Bank, its past, present and future officers, directors, shareholders,

                           REVOLVING LOAN AGREEMENT
employees, consultants and representatives from any claims that may arise by reason of the security interest, liens and/or mortgages granted to the Bank, or under any other document or agreement given to secure repayment of any indebtedness from either of the Companies, whether or not such claims arise before or after the Bank has foreclosed upon and/or otherwise become the owner of any such property. All obligations of indemnity as provided hereunder shall be secured by the collateral documents.

           9.8 It is expressly agreed and understood that the provisions hereof shall and are intended to be continuing and shall survive the repayment of any Indebtedness from Companies to the Bank.

           9.9 Each of the Companies have and shall maintain all permits, licenses and approvals required under applicable Environmental Laws.

     10.   EVENTS OF DEFAULT

     10.1  Upon occurrence of any of the following events:

           a. non-payment of any installment of the principal or interest on the Note within five (5) days of the date when due in accordance with the terms thereof;

           b. upon non-payment of any other outstanding Indebtedness within thirty (30) days of the date when due in accordance with the terms thereof;

           c. default in observance or performance of any of the other conditions, covenants or agreements of any Company in this Agreement or any of the Loan Documents, and continuance thereof for thirty (30) days after notice to Companies by Bank; provided, that Bank may, in writing, extend the time within which Companies may fully cure such default if Companies demonstrate to Bank that they have timely commenced action to cure such default and are diligently and continuously pursuing the curing of such default;

           d. any representation or warranty made by any Company herein or in any instrument submitted pursuant hereto proves untrue in any material respect when made or deemed made;

           e. judgments for the payment of money in excess of the sum of One Million ($1,000,000) Dollars in the aggregate shall be rendered against REIT and the Consolidated Subsidiaries and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry and such judgment is not covered by insurance from a solvent insurer who is defending such action without reservation of rights;

           f. the occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of any Company for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and is reasonably likely that the occurrence of such event would result in a material adverse effect on Companies, and such reportable event is not corrected and such determination is not revoked within

                           REVOLVING LOAN AGREEMENT
thirty (30) days after notice thereof has been given to the plan administrator or Companies; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

           g. if there shall be any change for any reason whatsoever in the management, ownership or control of any of the Companies which shall in the reasonable judgment of Bank materially, adversely affect future prospects for the successful operation of any Company or adversely affects such Company; or

           h. if REIT shall lose its qualification as a real estate investment trust under the Internal Revenue Code; then, or at any time thereafter, unless such default is remedied, Bank may give notice to Companies declaring all outstanding indebtedness hereunder and under the Note to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Note shall immediately become due and payable without further notice and demand, and Bank shall not be obligated to make further Advances under this Agreement.

     10.2 If a creditors' committee shall have been appointed for the business of any Company in connection with any bankruptcy or insolvency; or if any Company shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of the applicable Company), and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of any Company; then the Note and all indebtedness then outstanding hereunder shall automatically become immediately due and payable and Bank shall not be obligated to make further Advances under this Agreement.

     10.3 Upon the occurrence and during the continuance of an Event of Default, unless the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Loan Documents or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral as permitted by law, and to set off against the Indebtedness any amount owing by Bank to a Company and/or any property of a Company in possession of Bank. Companies agree, upon request of Bank, to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Companies.

     10.4 All of the Indebtedness shall constitute one loan secured by Bank's security interest in the collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Companies to Bank under the Loan Documents. Upon the occurrence and during the continuance of an Event of Default, Bank may in its sole discretion apply the collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the

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                                    Page 21

Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the Michigan Uniform Commercial Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Companies or to such other Person or Persons as may be entitled thereto under applicable law. Companies shall remain liable for any deficiency, which Companies shall pay to Bank immediately upon demand.

     10.5 The remedies provided for herein are in addition to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Companies.

     10.6 Upon the occurrence of an Event of Default, any or all unrecorded Mortgages held by Bank may be recorded.

11.  MISCELLANEOUS

     11.1 This Agreement shall be binding upon and shall inure to the benefit of Companies and Bank and their respective successors and assigns, except that the credit provided for under this Agreement and no part thereof and no obligation of Bank hereunder shall be assignable or otherwise transferable by any Companies.

     11.2 Companies shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable attorney fees (including the fee of special and local counsel to the Bank), lien search fees, and title policy fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All costs, including reasonable attorney fees incurred by Bank in protecting or enforcing any of its or any of the Bank's rights against Companies or any collateral or in defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Companies hereunder, shall also be paid by Companies.

     11.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

     11.4 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

     11.5 All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) if physically delivered, (ii) three (3) business days after

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                                    Page 22
having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, or (iii) one (1) business day after having been transmitted to a third party providing delivery services in the ordinary course of business which guarantees delivery on the next business day after such transmittal (e.g., via Federal Express), all of which notices or other communications shall be addressed to the recipient as follows:

     To Companies:     c/o Capital Automotive REIT
                       1420 Spring Hill Rd., Suite 525
                       McLean, Virginia 22102
                       Attention: Treasurer

     courtesy copy to: c/o Capital Automotive REIT
                       1420 Spring Hill Rd., Suite 525
                       McLean, Virginia 22102
                       Attention:   General Counsel

     To Bank:          Comerica Bank
                       One Detroit Center (M/C 3256)
                       500 Woodward Avenue, 7th Floor
                       Detroit, Michigan   48226
                       Attention: David J. Campbell

effective for all purposes if delivered to Treasurer c/o REIT, whether or not notice is delivered to General Counsel. However, Bank will use its best efforts to deliver a courtesy copy of a required notice to REIT's General Counsel.

     11.6 This Agreement and the Note have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7 No amendments or waiver of any provisions of this Agreement nor consent to any departure by Companies therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and Companies, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

     11.8 All sums payable by Companies to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office set forth in Section 11.5 hereof in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of each Company with Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect Companies' obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

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                                    Page 23

11.9 Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Companies expressly assume all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Companies waive the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Companies. Upon the occurrence and during the continuance of an Event of Default, Companies agree that Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Companies expressly agree that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Bank.

11.10 In the event Companies' obligation to pay interest on the principal balance of the Note is or becomes in excess of the maximum interest rate which Companies are permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

11.11 This Agreement shall become effective upon the execution hereof by Bank and Companies.

11.12 COMPANIES AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY
IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE NOTES OR THE INDEBTEDNESS.

11.13 When used in this Agreement, the term "Companies" shall mean all or any of them. The obligations and liabilities of Companies under this Agreement are joint and several.

11.14 The Indebtedness and the obligations of the Companies under the Note and the Loan Documents will be without recourse to REIT in its capacity as general partner of CALP; provided, however, that notwithstanding the foregoing limitation of liability, REIT shall be fully liable under and

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                                    Page 24
to the extent of the guaranty agreement executed of even date herewith.

Witness the due execution hereof as of the day and year first above written.


                               COMPANIES:

                 CAPITAL AUTOMOTIVE L.P.
                             By:   Capital Automotive REIT
                             Its:  General Partner

                                        By:   /s/ Peter C. Staaf
                                              ------------------
                                        Peter C. Staaf
                                        Its: Treasurer

                             CAR GR1 L.P.
                             By:   CAR GP1 Inc.
                             Its:  General Partner

                                        By:   /s/ Peter C. Staaf
                                              ------------------
                                        Peter C. Staaf
                                        Its: Treasurer

                             CAR ALEXANDER L.P.
                             By:   CAR I Alexander Inc.
                              Its: General Partner

                                        By:   /s/ Peter C. Staaf
                                              ------------------
                                        Peter C. Staaf
                                    Its:Treasurer

                             CAR MOT II L.L.C.
                             By:   Capital Automotive L.P.
                             Its:  Managing Member
                                   By:  Capital Automotive REIT
                                   Its: General Partner

                                        By:   /s/ Peter C. Staaf
                                              ------------------
                                        Peter C. Staaf
                                    Its:Treasurer

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                                    Page 25

                             CAR MOT L.L.C.
                             By:   Capital Automotive L.P.
                             Its:  Managing Member
                             By:   Capital Automotive REIT
                             Its:  General Partner

                                        By:   /s/ Peter C. Staaf
                                              ------------------
                                        Peter C. Staaf
                                    Its:Treasurer


                             CAR MOT L.L.C.
                             By:   Capital Automotive L.P.
                             Its:  Managing Member
                             By:   Capital Automotive REIT
                                        Its: General Partner


                                        By:   /s/ Peter C. Staaf
                                              ------------------
                                        Peter C. Staaf
                                    Its:Treasurer

                           REVOLVING LOAN AGREEMENT
                                    Page 26